Exhibit 99.1

Hudson Acquisition I Corp. and Aiways Automobile Europe GmbH Enter into Letter Agreement for Business Combination

New York, NY, May 14, 2024 (GLOBE NEWSWIRE) -- Hudson Acquisition I Corp. (NASDAQ: “HUDA”) today announced it has signed a letter agreement with Aiways Automobile Europe GmbH (“Aiways Europe”) for a business combination (the “de-SPAC”). The shareholders of Aiways Europe will receive newly issued shares of HUDA common stock in an aggregate amount representing an equity valuation of approximately US$400 million.

The de-SPAC is expected to close on or around December 31, 2024. At the consummation of the de-SPAC, HUDA’s shareholders will become minority and non-controlling shareholders in the combined entity.

This business combination marks a significant milestone in establishing a robust and enduring presence in Europe. The integration with HUDA will equip Aiways Europe with efficient access to growth capital, close alignment with European design concepts, and the strong commitment of a revered management team of industry leaders.

“Aiways Europe and its affiliates always seek to build on our core strengths for improvement in shareholder value. This merger with HUDA is another step forward in that direction, and we are very pleased to continue to deliver to our shareholders,” said Alexander Carsten Klose, Managing Director of Aiways Europe. “The new entity will be strategically positioned to capitalize on our vision and resources in the European EV market.”

Warren Wang, CEO of HUDA, commented on the business combination, "Partnering with Aiways Europe represents a pivotal development in our strategic initiatives, and we are excited about the de-SPAC transaction. The exceptional leadership and depth of experience within the Aiways Europe team are unmatched in the competitive landscape.” And he continued, “We are all committed to closing the de-SPAC soon."

About Aiways Automobile Europe GmbH (“Aiways Europe”)

Aiways Europe is an innovative and asset-light automotive company that offers electric vehicles specifically customized for the demand of the European markets. Aiways Europe is well recognized in Europe and Israel with two European product definition models, both certified by the Whole Vehicle Type- Approval System (WVTA). With seamless switching across various scenarios and platforms. Aiways Europe sells products across 20 countries and regions via its omni-channel go-to-market strategy.

About Hudson Acquisition I Corp. (“HUDA”)

Hudson Acquisition I Corp. is a Delaware corporation incorporated as a blank check company for the purpose of entering a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward- looking statements are statements that are not historical facts. Such forward-looking statements, including the search for an initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the offering filed with the SEC. Copies are available on the

SEC’s website, www.sec.gov. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as may be required by law.

Investor and Media Contact:

International Elite Capital Inc.

Annabelle Zhang

Telephone: +1(646) 866-7989

Email: annabelle@iecapitalusa.com